UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2004

Lion Capital Holdings, Inc.

 (Exact name of registrant as specified in its charter)

000-26235

(Commission File Number)

Delaware                                               52-2191043

       (State or other jurisdiction of                   (I.R.S. Employer Identification No.)

        incorporation)

6836 Bee Caves Road, Suite 242, Austin, Texas, 78746

 (Address of principal executive offices, with zip code)

(512)617-6351

 (Registrant's telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Item 1.01

Entry into or Amendment of Material Definitive Agreement

AGREEMENT AND PLAN OF REORGANIZATION

On December 13, 2004 date, Lion Capital Holdings, Inc., a Delaware corporation ("Lion Capital"), and Ever Top Financial Corporation and SAOF No. 3 Limited, the owners of 100% of the issued and outstanding ordinary shares of the capital stock of Bestip Development International Ltd. ("Bestip"), a privately held British Virgin Islands company, entered into the Agreement and Plan of Reorganization / or the Share Exchange Agreement (the "Agreement").  After the acquisition is concluded, Lion Capital will change its corporate name to "Sun Motor International, Inc."

Pursuant to the Agreement, 100% of the 70,400,000 ordinary shares issued and outstanding of the company will be exchanged with Lion Capital for shares of the common stock of Lion Capital.

A copy of the Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein.  The foregoing description is modified by such reference.

Item 2.01

Completion of Acquisition or Disposition of Assets

(A)

DESCRIPTION OF BUSINESS

DESCRIPTION OF THE BUSINESS OF LION CAPITAL

LION CAPITAL HOLDINGS, INC.

Lion Capital Holdings, Inc. (“LCHI”) was organized under the laws of the State of Delaware in 1999. LCHI had one subsidiary, Capital Cable and Wire, Inc., dba Austin Cable and Wire (“Austin Cable”), which was incorporated in 1997 as a Texas corporation.

Austin Cable was acquired by LCHI in 1999 through the sale of a controlling block of its stock, thus making Austin Cable a wholly-owned subsidiary of LCHI. Austin Cable was in the business of assembling copper and fiber optic specialty cables for distribution in the United States.

LCHI produced specialty custom cable assemblies and harnesses for various industries. A specialty custom cable or harness assembly is a copper or fiber optic cable with connectors terminated at one or both ends. The specialty custom cable assembly industry is one that services and supplies a variety of other industries, which need wire harnesses and cable assemblies for their products.

In 1999, LCHI also acquired all but one share of TIC Cables Electronica y Suministros, S.A. de C.V. (“TIC”), incorporated in Mexico in 1989, thus making TIC a 99.99%-owned subsidiary of LCHI. As TIC is engaged in the design and integration of systems for data and LCHI unications in Mexico, LCHI management believed the acquisition would provide strategic competitive advantages, which proved true throughout most of 2000. However, in 2001, due to a lack of control over operations at TIC, the difficulty in the Mexican economy and excessive losses at TIC's facilities in Mexico, LCHI's Board of Directors, in a meeting held September 6, 2001, voted to abandon TIC operations. LCHI has divested itself of its interest in TIC and is in the process of returning all TIC shares to its president, Jesus Aguirre. [LCHI had not legally transferred the ownership interest in TIC to Mr. Aguirre, and based on consultation with legal counsel, LCHI did not have any continuing or contingent liabilities related to TIC.]

From its inception through mid 2003, LCHI was engaged in the business of manufacturing both copper and fiber optic specialty custom cabling for the data and telecommunications industries. In addition to its one subsidiary, Austin Cable, LCHI had aggressively sought acquisitions to further increase its sales in this industry. LCHI had not, however, been successful in closing any acquisitions. As such, management, together with the company's board of directors, decided to forgo all such acquisition activities and had corporately decided to shift its core business focus. Since mid 2003, LCHI was no longer be principally engaged in the business of manufacturing copper and fiber optic cables. Austin Cable continued to operate as a subsidiary of LCHI, and would account for 100% of the Company's interests in the custom cable industry.

Prior to the share exchange transaction, LCHI operated as a boutique consulting firm engaged in assisting private micro-cap companies in the transition to publicly traded status.

DESCRIPTION OF THE BUSINESS OF THE COMPANY

BESTIP DEVELOPMENT INTERNATIONAL LIMITED

Background

Bestip Development International Limited (“Bestip” or the “Company”) was incorporated in the British Virgin Islands on [April 1994] by Mr. Shi Kai Biu, Simon as the investment holding company of the Sun Motor Technology Group (“Sun Motor” or the “Group”), an unregistered name but well represented the group in the market. The Group was established in 1983 by the founder, Mr. Shi Kai Biu, Simon. Bestip directly or indirectly owns and controls 100% ordinary shares of 12 subsidiaries except 10% of Sun Motor Manufactory Company Limited and 0.01% of Fuvanka Industries Limited. Among the 12 subsidiaries, Sun Motor Industrial Company Limited, Sun Motor Manufactory Company Limited, Sun Motor Precision Products Limited and Sun Motor OEM Company Limited, as of closing, in addition to the class of ordinary shares, have non-voting deferred shares1 issued and outstanding and none of which is held by the Company. Bestip, through its subsidiaries, designs, manufactures and markets the micro motor. Since 1990, Sun Motor had been recognized to be one of the global leaders in term of production yields of micro motor for the application of toy products. Currently, the products of Sun Motor are widely used in consumer and business product applications including automobile components, home appliances, power tools, multimedia, personal care, and business equipment.  The products are sold either under the trade name "Sun Motor" and Original Equipment Manufacturing basis.

Revenue

As of March 31, 2004, Bestip had more than 600 active customers. The top 10 customers accounted for 53% of the total annual revenue. No single largest customer accounted for more than 10% of Bestip’s revenue for the financial year ended March 31, 2004. The receivable turnover was approximately 94 days. Geographically, Bestip’s customers spread nearly over the world, including China, Europe, Hong Kong, Japan, Taiwan and United States etc. The geographical breakdown was approximately 50% Hong Kong,  27% Japan,  3.5% United States and  19.5 % others. In term of products, AC Motors and DC Motors (both defined as below) accounted for 29% and 71% of the total revenue for year ended March 31, 2004.

Cost of Sales

Bestip’s cost of sales mainly comprises raw material, manufacturing overhead and labor. For the year ended of March 31, 2004, the breakdown of cost of sales is 74% raw material,  16% manufacturing overhead and 10% labor. Steel and Copper are the major raw material used in the range of micro motors produced by the Group. Steel and Copper accounted for approximately 36% and 26% of the total raw material cost respectively for the year ended March 31, 2004. Bestip was inevitably impacted by the recent rising in global steel and copper prices for the year ended March 31, 2004. For the full year ended March 31, 2004, the Company’s average cost of steel and copper increased by about 20% and 30% respectively. While it is impossible to completely shield the Company from raw material price fluctuations, Bestip continues to exercise an intensive operational control to minimize such impact.

Manufacturing Capacity and facilities

Bestip’s production facilities locate in five manufacturing plants across Guangdong province in China with the total area of 495,000 square feet. The aggregate production capacity is approximately 215 million pieces per year. To continuously maintain the best product quality, Bestip keeps upgrade and invest in machinery and equipment. All of its manufacturing plants are equipped with highly efficient machineries and equipments from United States, Germany, Japan and Taiwan.

Quality and Reliability

Bestip persistently steers for improvement in quality and reliability. This is reflected in Bestip’s being awarded ISO9000, QS9000 and ISO14000 certificates. Engineers from Europe and Japan are employed by Bestip respectively to provide tailor-made and international standard quality products to its global customers. Altogether, these efforts will ensure Bestip’s continued commitment to high standard of quality and product assurance.

Products of the Company

Bestip, through its subsidiaries, principally engages in the business of design, manufacturing and marketing of micro motor. Micro motor is a category of motor typically applied to consumer and business products. Motors are the devices that provide the actual speed and torque in a drive system.  Basically, motors can be categorized into AC Motors and DC Motors.

AC Motors

Bestip produces a very wide class of AC Motors (alternating current), including single-phase, universal, induction, synchronous and gear motor types. The magnetic field, generated by AC motors, is produced by an electromagnet powered by the same AC voltage as the motor coil. There are many advantages in the use of AC Motors aside from the wide availability of AC power. In general, AC Motors cost less than DC Motors. Some types of AC Motors do not use brushes or commutators. This eliminates many problems of maintenance and wear, and also eliminates the problem of dangerous sparking.  They are also particularly well suited for constant-speed applications. This is because its speed is determined by the frequency of the AC voltage applied to the motor terminals.

There are two distinct types of AC Motors, synchronous and induction.  A synchronous motor consists of a series of three windings in the stator section with a simple rotating area. A current is passed through the coil, generating torque on the coil. Since the current is alternating, the motor will run smoothly only at the frequency of the sine wave. This allows for constant, unvarying speed from no load to full load with no slip.

Induction motors are the more common of the two motor types. They use electric current to induce rotation in the coils rather than supplying the rotation directly.   Induction motors  use shorted wire loops on a rotating armature and obtain their torque from currents induced in these loops by the changing magnetic field produced in the field coils.

DC Motors

DC Motors are configured in many types and sizes, including brushed, brushless and gear motor types. DC Motors consists of a rotor and a permanent magnetic field stator. The magnetic field is maintained using either permanent magnets or electromagnetic windings. DC Motors are most commonly used in variable speed and torque applications.

Brushed DC motors have built-in commutation, meaning that as the motor rotates, mechanical brushes automatically commutate coils on the rotor. Brushless DC motors use an external power drive to allow commutation of the coils on the stator. Brush-type motors are used when cost is a priority, while brushless motors are selected fulfill specific requirements, such as maintenance-free operation, high speeds, and hazardous environments where sparking could be dangerous.

DC gear motors are configured in many types and sizes. A DC gear motor consists of a rotor and a permanent magnetic field stator and an integral gearbox or gearhead. The magnetic field is maintained using either permanent magnets or electromagnetic windings. DC Motors are most commonly used in variable speed and torque applications.

Product Application

Bestip’s AC Motors and DC Motors can be widely applied to most of the motive consumer and business products. The applications can be classified as Home Appliances, Business Equipment, Personal Care Products, Industrial Use Products and Audio Visual Products. The followings show the illustration of products by such classification.

Category	Applications
Home Appliance	Can openers, electric knives, blenders, juice extractors, slicers, mixers, coffee makers, fans and vacuum sealers
Business Equipment	Printer products, shredders, copiers and vending machines
Personal Care Products	hair dryers, massagers, shavers, hair trimmer, tooth brushes and toys
Industrial Use Products	Power tool, screw drivers, ice shaving machine, exhaust fan, sewing machine and range hood
Audio Visual Products	Game controller and CD/VCD/DVD player spindle
Automotive	Doorlock, flap actuator, washer pump, mirror adjuster, Head Lamp adjuster

Competition

As the micro motor was widely applied into every commercial product that requires motive power, the market size is enormous and competitive. The industry is fragmented and attributed by many small and medium size producers over world, particular in Asia, e.g. China, Hong Kong, Japan and Taiwan etc., although two largest companies, namely Mabuchi Motor Co., Ltd. in Japan and Johnson Electric Holdings Limited in Hong Kong, have been ranked to be the top two players by sales turnover. In term of competition, the challenge of Bestip is to consolidate the market share from the fragmented market in the low-end micro motor as well as capturing high-end markets from top two market players by offering wide range of products at competitive price and superior customer services.

Employees

As of March 31, 2004, Bestip had 4,023 employees. Of the 4,023 employees, 40 employees are in sales and marketing, 104 are in R&D and engineering, 3,599 are in production, 38 are in material control and purchasing, 242 are in accounting and administration.  Bestip always regards the human resource as the most important assets of the Group. Among the whole group, 141 staffs including senior management are engineers, professional or university graduate.

(A) DESCRIPTION OF PROPERTY

Bestip, through its subsidiaries, owns the following properties:

Unit B of G/F with Lorry Car Park No.4 on 2/F, Unit A of 5/F plus flat roofs appurtenant thereto and Unit B of 9/F of Prince Industrial Building, 706 Prince Edward Road East & 106 King Fuk Street, Kowloon, Hong Kong

In addition, Bestip also lease the following premises [through the Process Arrangement or its wholly owned foreign enterprise] in China for manufacturing and production.

1.

Gong Ming Plant 1 of approximately 70,000 square feet located at [Third Industrial District, Gong Ming Town, Baoan District, Shenzhen, P.R.C.];

2.

Gong Ming Plant 2 of approximately 92,000 square feet located at [ 8 Nan Huan Road, Gong Ming Town, Baoan District, Shenzhen, P.R.C.];

3.

Feng Gang Plant of approximately 220,000 square feet located at [Jin Feng Huang Industrial District, Feng Gang District, Dong Guan, Guangdong, P.R.C.];

4.

Zhao Qing Plant of approximately 70,000 square feet located at [, Chen Guang Industrial District, Guang Li  Town, Din Hu District, Zhao Qing, Guangdong, P.R.C.]; and

5.

Xing Feng Plant of approximately 43,000 square feet located at [44 Xi Ling Road, Fend Cheng Town, Xin Feng County, Zhao Guan City, Guangdong, P.R.C.]

(B) SECURITY OWNERSHIP OF CERTAIN  BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Closing Date, Lion Capital's outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by Lion Capital to own beneficially, more than 5% of its common stock, and the shareholdings of all Executive Officers and Directors as a group.  Each person has sole voting and investment power with respect to the shares shown.  On the Closing Date, there were 136,010,794 shares of common stock issued and outstanding.

Name	Number of Shares Held	% of Shares Owned
Timothy T. Page	98,763,750 shares	72.62%
Jesus Aquirre	9,600,000 shares	7.06%
Martin Cantu	2,100,000 shares	1.54%
All officers and directors as a group	100,863,750 shares	74.16%

Item 2.05

Costs Associated with Exit or Disposal Activities.

Pursuant to the terms of the Agreement, Lion Capital will undertake to spin off its current assets into other subsidiaries; this spin off will be accomplished by means of a share dividend.  The costs of this spin off have not yet been estimated.

Item 5.01

Changes in Control

CONTROL OF LION CAPITAL

Lion Capital currently has  136,010,794 shares of common stock issued and outstanding prior to the reverse split, after which there will be 4,800,000 shares of common stock issued and outstanding.  Pursuant to the terms of the Agreement, Lion Capital anticipates that 70,400,000 shares of its common stock will be issued to Bestip’s shareholders, which will result in approximately 75,200,000 post split shares of Lion Capital's common stock outstanding after giving effect to the Agreement.

APPROVAL OF THE SHARE EXCHANGE WILL RESULT IN A CHANGE IN CONTROL FROM LION CAPITAL'S CURRENT MANAGEMENT TO CONTROL BY BESTIP 'S MANAGEMENT AND THE ASSUMPTION OF BESTIP'S OPERATIONS AND LIABILITIES.

As a result of the Agreement, Lion Capital will become be the parent corporation of Bestip, and own 100% of the outstanding shares of Bestip.  The shareholders of Bestip will become stockholders of Lion Capital, and will own approximately 88% of Lion Capital's issued and outstanding shares.  Lion Capital also issue additional shares as described below.  The remaining stockholders of Lion Capital will own approximately 6.0 % of the issued and outstanding shares of Lion Capital's common stock, based on 4,800,000 Lion Capital shares outstanding after the Share Exchange and subsequent issuances described below.

Pursuant to the terms of the Share Exchange Agreement, we have agreed to issue an additional 70,400,000 shares of our common stock as follows to conclude the transaction:  4,800,000 shares (or approximately 6%) to Orient Financial Services Limited.  Following the conclusion of the transaction described herein, we estimate that our significant shareholders will be as follows:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Ever Top Financial Corporation	66,176,000 no shares directly owned, director	82.7%
Common Stock	SAOF No. 3 Limited	4,224,000 no shares directly owned, director	5.2%
Common Stock	Orient Financial Services Ltd.	4,800,000 shares	6%
Common Stock	Timothy T. Page 6836 Bee Caves Road, Suite 242 Austin, Texas 78746	3,485,501 shares	4.36%
Common Stock	All directors and named executive officers as a group	no shares directly owned	87.9%

Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and generally includes voting or investment power with respect to securities.  Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of Bestip ’s common stock shown as beneficially owned by him.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

RESIGNATION OF DIRECTORS AND OFFICERS

The current officers and directors of Lion Capital will resign upon the conclusion of the share exchange, which is anticipated to occur 20 days after Lion Capital's definitive information statement on Schedule 14C is mailed to its shareholders and filed with the Securities and Exchange Commission.

NEW DIRECTORS and OFFICERS

Shi Kai Biu [Simon], Chairman and Managing Director. Aged 50.  Mr. Shi is the founder of the Group. He has over 25 years experience in electrical products and micro motor industry. Mr. Shi was honored in 1993 for three awards, including Ten Outstanding Young Persons of Hong Kong, Young Industrialist Award of Hong Kong and the Governor’s Award for Industry. In 1995, Mr. Shi was also awarded as one of the world’s Ten Outstanding Young Person. Currently, Mr. Shi is president of Hong Kong Small and Medium Enterprises Association, president of China National Micro Motor Industry Association and vice chairman of Hong Kong Productivity Council – Hong Kong Automotive Industry Group.

Mr. Shi holds a diploma in electric engineering from Hong Kong Polytechnic University in 1977.  He is responsible for strategy planning and business development of the Group.

Shi Kai Bon Jeffrey, Director. Jeffrey Shi is the eldest son of Chairman.  He joined Sun Motor in July, 2001. Jeffrey has a bachelor degree in computing science from University of Monash in Australia. He is responsible for marketing and business development of the Group.

Ho Koon Lun, Vice General Manager of Production  Mr. Ho worked in the fields of product design, QA, R&D and production management during the period of 1981 to 1987 in different major industrial enterprises in Hong Kong.  He joined Sun Motor in 1988 and now is in charge of Product development and production engineering.  He holds a Bachelor degree of Electrical Engineering from National Taiwan University

Genichro Ishiguro, Corporate Representative in Japan.  Mr. Genichro was one of the key sales management member for Komatsu Group in Japan.  He had extensive experience in international business and overseas sales.  He joined Sun Motor in 1996 and is responsible for all sales and marketing activities in Japan.

Hiroshi Tokoro, Manager of Quality Assurance.  From 1964 to 1967, Mr Hiroshi worked in the marketing section of Japan Typewriter (Holding) Co Ltd.  From 1967 to 1999, Mr. Hiroshi was factory manager and quality assurance manager for Fuji Micro Corporation.  He joined Sun Motor in 1999 and is responsible for product quality assurance.

Ito Teruo, Manager of Research and Development.  From 1967 to 1969, Mr Ito was in charge of R & D section of Katsuragawa Electric Co Ltd.  From 1967 to 1970, Mr. Ito was in charge of Car Stereo Mechanism Design for ALPS Electric Co Ltd.  From 1970 to 2003, Mr. Ito was in charge of the R & D section for Mitsumi electric Co Ltd.  He has extensive experience in motor deign and development.  He joined Sun Motor in 1999 and is responsible for DC Motor Research and Development.  He holds a Bleacher degree of Electronic Engineering from Yamagata University in Japan.

Bernard Lenormand, Manager of Research and Development.  Mr. Lenormand worked in Moulinex and Euromoteurs for product research and development during the period 1972 to 2004.  He joined Sun Motor in October 2004 and is responsible for motor research and development

 Hung Cheung Fan, Frances, Senior Manager of Operation.  Miss Hung joined Sun Motor in 1988 and she has extensive experience in Production Planning and Purchasing.

Wong Kwong Ling, Eric, Financial Controller.  From 1991 to 1994, Mr. Wong was Finance and Administration Manager for CASTIC-SMP Machinery Corporation Limited.  From 1994 to 1997, Mr. Wong was Finance Manager for China North Industries Investment Management Limited.  From 1997 to 2000, Mr. Wong was Accounting Manager for Texwood Group.  From 2000 to 2004, Mr Wong was Financial Controller/Shared Services Manager - Business for The Optical Centre Co Limited/OPSM HK Limited.  He joined Sun Motor in June 2004.   He holds a Bachelor of Business Administration degree from the Chinese University of Hong Kong, a Post-graduate Diploma in Accounting and Financial Management from University of New England in Australia and a Master of Business Administration degree from Heriot-Watt University in the United Kingdom.  He is a CPA Member of Australian Society of Certified Practising Accountants and Hong Kong Institute of Certified Public Accountants.

Item 9.01

Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired.

It is currently impracticable for Lion Capital to provide the required financial statements.  In accordance with Item 9.01 of the Instructions to Form 8-K, Lion Capital will file such financial statements as soon as they are available, and in no event later than 71 calendar days after the date that the initial report was filed on Form 8-K announcing the transaction.

(b)

Pro Forma Financial Information.

It is currently impracticable for Lion Capital to provide the required financial statements.  In accordance with Items 9.01 of the Instructions to Form 8-K, Lion Capital will file such financial statements as soon as they are available, and in no event later than 71 calendar days after the date that the initial report was filed on Form 8-K announcing the transaction.

(c)

Exhibits.

10.1 Agreement and Plan of Reorganization/ or Share Exchange Agreement*

*filed as an exhibit to Lion Capital's Preliminary information Statement on Schedule 14C filed on December 14, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2004	By:	/s/
Timothy Page
President

Footnotes

1

According to the Articles of Association of that four respective companies, the holders of non-voting deferred shares shall be subject to the following restrictions:

i.

The holders of non-voting deferred shares shall be entitled to a fixed non-cumulative dividend at the rate of 5% per annum fro any financial year of the Company in respect of which the net profits of the Company available fro dividend (as certified by the auditors of the Company whose decision shall be final and binding) exceed HK$1,000,000,000,000.00.

ii.

On a winding-up the holders of the non-voting deferred shares shall be entitled out of the surplus assets of the respective company to a return fo the capital paid up on the non-voting deferred shares held by them respectively after a total sum of HK$1,000,000,000,000.00 has been distributed in such winding-up in respect of each of the ordinary shares of the respective company.

iii.

Except for the conditions specified in (i) and (ii) above, the holders of non-voting deferred shares shall not be entitled to any participation in the profits or surplus assets of the respective company

iv.

The holders of non-voting deferred shares shall not be entitled to receive notice of or attend or vote at any general meeting of the respective company by virtue or in respect of their holdings of such non-voting deferred shares and in respect of any reference in the articles of association to the rights of members as to voting the term “member” shall not include any holder of a non-voting deferred share qua holder of such share.